Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES EXECUTIVE ELECTED TO
RV INDUSTRY ASSOCIATION BOARD OF DIRECTORS

White Plains, New York - September 20, 2006 - Jason D. Lippert, President and CEO of Lippert Components, Inc., a subsidiary of Drew Industries Incorporated (NYSE: DW), was elected on Friday to the board of directors of the Recreational Vehicle Industry Association (RVIA).

“We congratulate Jason on this achievement,” said Leigh J. Abrams, Drew’s President and CEO. “Under his leadership, Lippert Components has grown into one of the leading suppliers to the RV industry. Jason’s experience and knowledge of the RV industry will be a key resource for both the RVIA and the industry at large.”

Lippert, 34, will serve a two-year term on the board, representing suppliers to the recreational vehicle (RV) industry. Since 2003, he has served as president and CEO of Lippert Components. Prior to this position, Lippert served as executive vice president and chief operating officer of Lippert Components from 2000-2003, and as regional director of operations from 1998-2000.

Established in 1956, Lippert Components, Inc. (www.lippertcomponents.com) manufactures and markets components for RVs and manufactured homes, including primarily slide-out mechanisms, axles, and travel trailer and 5th wheel chassis for the RV industry, as well as chassis and chassis parts for manufactured homes. RVIA (www.rvia.org) is the national association representing more than 550 manufacturers and component suppliers producing approximately 98 percent of all RVs made in the United States.

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, bed lifts, steps, electric stabilizer jacks, as well as trailers for hauling equipment, boats, personal watercrafts and snowmobiles, and chassis and windows for modular homes and offices. From 47 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This interview may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in the interview that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues and income are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Forward-looking statements, therefore, should be considered in light of various important factors. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of the Company’s customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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